Exhibit 99.1

American Energy Development Corp. Launches Corporate Website

New York, October 25, 2011 American Energy Development Corp. (OTCBB:AEDC) hereafter “AED”, is pleased to announce that it has launched its corporate website located at www.aed-corp.com

The website contains pertinent information such as AED’s Board of Directors and notable Advisors, as well as maps, facts and other information relating to the projects and the surrounding regions. Furthermore, it offers a wealth of data for investors, such as links to AED’s regulatory filings, news releases, stock quotations and contact information.

AED has recently commenced drilling operations in Michigan, targeting Niagaran reef formations. The website will provide details of the project and its progress, along with images and maps. The company is pleased to report that operations are progressing well at present, with good time being made during the drilling phase and the encountering of 201ft of reef structure.

Herold Ribsskog, President of American Energy Development Corp. said, "AED’s website provides a clear and concise picture of the company’s development and exploration activities for our investors. As the company progresses with its drilling campaign in Michigan, investors will be able to access new information along with images of the progress. We feel the professional nature of the site reflects our business well, and hope it will serve our investors well.”

About American Energy Development Corp.
American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company’s goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" reserves among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our Form S-1, File No. 333-169014, available on the SEC’s website and from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT:
American Energy Development Corp.
Joel Felix, Chief Financial Officer
1230 Avenue of the Americas, 7th Floor
New York, NY 10020
Phone: (888) 542-7720
Fax: (917)-639-4000
Web: www.aed-corp.com
Email: ir@aed-corp.com